As filed with the Securities and Exchange Commission on June 28, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Applied For (I.R.S. Employer Identification Number)
23 Old Bond Street, Floor 3
London, WIS 4PZ
England, United Kingdom
(781) 431-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Paul M. Kinsella Marko S. Zatylny Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000	Elizabeth Todd Ropes & Gray International LLP 60 Ludgate Hill London, EC4M 7AW England, United Kingdom +44 20 3201 1500
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 28, 2024.
PROSPECTUS
KINIKSA PHARMACEUTICALS
INTERNATIONAL, PLC
$400,000,000
Class A Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units
We may offer and sell up to $400,000,000 in the aggregate of the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See the “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our Class A ordinary shares are listed on the Nasdaq Global Select Market under the symbol “KNSA.” On June 27, 2024, we became the successor issuer to Kiniksa Pharmaceuticals, Ltd. (“Old Kiniksa”), a Bermuda exempted company limited by shares following the effectiveness of a Bermuda court-approved scheme of arrangement (the “Scheme”), pursuant to which Old Kiniksa became our wholly owned subsidiary for the purpose of changing the place of incorporation of the parent company of the Kiniksa group of companies from Bermuda to the United Kingdom (the “Redomiciliation”). Pursuant to the Scheme, Old Kiniksa’s issued and outstanding common shares were cancelled and its shareholders received our ordinary shares on a one-for-one basis. Upon completion of the Redomiciliation, the historical consolidated financial statements of Old Kiniksa became our historical consolidated financial statements. You should refer to the Securities and Exchange Commission filings of Old Kiniksa incorporated by reference into this registration statement for additional information about us, including the risk factors and financial information included in such filings. On June 27, 2024, the last reported sale price of the Class A common shares of Old Kiniksa on the Nasdaq Global Select Market was $18.59 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 as described in this prospectus. When we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Kiniksa,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kiniksa Pharmaceuticals International, plc and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

TRADEMARKS
We own or have certain rights to trademarks that we use in connection with the operation of our business, including Kiniksa and ARCALYST. Kiniksa is a trademark of Kiniksa Pharmaceuticals International, plc and ARCALYST is a trademark of Regeneron Pharmaceuticals, Inc. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including Kiniksa and ARCALYST, are listed without the ®, SM and ™ symbols. We will assert, to the fullest extent under applicable law, our rights to our intellectual property. Trademarks, service marks and trade names of third parties are the intellectual property of such parties.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of that website is http://www.sec.gov.
Our website address is www.kiniksa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website, as provided above.
Incorporation by Reference
The Commission’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Commission, but excluding any information furnished to, rather than filed with, the Commission:
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Old Kiniksa’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 28, 2024.

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The information specifically incorporated by reference into Old Kiniksa’s Annual Report on Form 10-K from the Definitive Proxy Statement on Schedule 14A, filed by Old Kiniksa with the Commission on April 23, 2024.

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Old Kiniksa’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on April 25, 2024.

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Old Kiniksa’s Current Reports on Form 8-K filed with the Commission on March 29, 2024, June 5, 2024 and June 14, 2024.

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Our Current Report on Form 8-K12B filed with the Commission on June 28, 2024.

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The description of our Share Capital filed as Exhibit 4.2 to our Current Report on Form 8-K12B, filed with the Commission on June 28, 2024 and any amendment or report filed with the Commission for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the Commission after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Attn: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We are a commercial-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutic medicines for patients suffering from debilitating diseases with significant unmet medical need. Our portfolio of immune-modulating assets, ARCALYST (rilonacept), abiprubart and mavrilimumab, is based on strong biologic rationale or validated mechanisms, targets a spectrum of underserved cardiovascular and autoimmune conditions, and offers the potential for differentiation.
Corporate Information
We are a public limited company incorporated under the laws of England and Wales, as the successor issuer to Old Kiniksa. Such succession occurred following the effectiveness, on June 27, 2024, of the Bermuda court-approved Scheme, pursuant to which Old Kiniksa became our wholly-owned subsidiary for the purpose of changing the place of incorporation of the parent company of the Kiniksa group of companies from Bermuda to the United Kingdom. We are registered with the U.K. Companies House under company number 15630565. We were incorporated as a public limited company on April 9, 2024.
Our registered office is located in Third Floor, 23 Old Bond Street, London, W1S 4PZ, England, United Kingdom. The telephone number for our registered office is (781) 431-9100. Our website address is www.kiniksa.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our articles of association which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Share Capital
Under the U.K. Companies Act 2006, as amended, or the Companies Act, we are not required to have an authorized share capital. As of the date hereof, we have an issued share capital of £50,000.01 and $19,383 with such issued share capital comprised of approximately 40,447,538 Class A ordinary shares with a nominal value of $0.000273235 per share, 12,781,964 Class A1 ordinary shares with a nominal value of $0.000273235 per share, 1,795,158 Class B ordinary shares with a nominal value of $0.000273235 per share, 16,057,618 Class B1 ordinary shares with a nominal value of $0.000273235 per share, 50,000 redeemable preference shares with a nominal value of £1.00 per share and 1 ordinary share with a nominal value of £0.01 per share.
As a matter of English company law, the directors of a company may issue new ordinary or preference shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution.
Because of this requirement of English law, our articles of association authorize, subject to the requirements of the Nasdaq Global Select Market, our board of directors to issue new ordinary or preferred shares (up to a maximum of ten percent (10%) of the issued share capital of the Company) without shareholder approval for a period of 15 months from the date of adoption of the articles of association. Subsequent authority to issue new ordinary or preference shares can be given by the shareholders of the Company by an ordinary resolution from time to time, with such authority capable of applying in respect of any period specified in such resolution up to a maximum of five years.
Ordinary Shares
We have four classes of shares: Class A, Class B, Class A1 and Class B1. Class A and Class B ordinary shares are voting ordinary shares, or together the voting ordinary shares, and Class A1 and Class B1 are non-voting ordinary shares. Except as described below with respect to voting rights, conversion, and transferability, each ordinary share has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects and as to all matters with, each other ordinary share. In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferred shares. None of our ordinary shares have redemption or sinking fund rights.
Each holder of Class B ordinary shares may convert any portion of its Class B ordinary shares into Class A ordinary shares or Class B1 ordinary shares at any time with advance notice to us. In addition, each Class B ordinary share automatically converts into one Class A ordinary share upon transfer, except for transfers to or between affiliated holders. Our Class B ordinary shares also have greater voting power than our Class A ordinary shares, as described in “Voting Rights.”
Each holder of Class A1 ordinary shares may elect to convert any portion of its non-voting Class A1 ordinary shares into voting Class A ordinary shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A ordinary shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class A1 ordinary shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice.

Each holder of Class B1 ordinary shares may elect to convert any portion of its non-voting Class B1 ordinary shares into voting Class A ordinary shares or voting Class B ordinary shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A ordinary shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class B1 ordinary shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice. In addition, each Class B1 ordinary share automatically converts into one Class A ordinary share upon transfer, except for transfers to or between affiliated holders.
Preferred Shares
Under English law and our articles of association, our board of directors may issue preferred shares in one or more series once authorized to do so in the articles of association or by an ordinary shareholder resolution. Our board of directors has the discretion under our articles of association to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares, without any further shareholder approval. The rights with respect to a series of preferred shares may be greater than the rights attached to our ordinary shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our ordinary shares until our board of directors determines the specific rights attached to those preferred shares. The effect of issuing preferred shares could include, among other things, one or more of the following:
•
restricting dividends in respect of our ordinary shares;

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diluting the voting power of our ordinary shares or providing that holders of preferred shares have the right to vote on matters as a class;

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impairing the liquidation rights of our ordinary shares; or

•
delaying or preventing a change of control of us.

Voting Rights
Unless a different majority is required by English law or by our articles of association, resolutions to be approved by holders of voting ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of our voting ordinary shares vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Any individual who is a shareholder and who is present and entitled to vote at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our articles of association also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in our articles of association or such other form as the board of directors may determine.
Each Class A ordinary share is entitled to one vote per share and each Class B ordinary share is entitled to ten votes per share. Each Class A1 ordinary share, Class B1 ordinary share and redeemable preference share is non-voting. Our articles of association generally provide that holders of our voting ordinary shares are entitled to vote, on a non-cumulative basis, at all annual general and special general meetings of shareholders with respect to matters on which voting ordinary shares are eligible to vote.
Dividend Rights
Under English law and our articles of association, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, our aggregate called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. Under our articles of association, each Class A ordinary share, Class B ordinary share, Class A1 ordinary share and Class B1 ordinary share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares. There are no restrictions on our ability to transfer funds (other than funds denominated in British pounds) in and out of the U.K. or to pay dividends to U.S. residents who are holders of our ordinary shares.
Our articles of association provide that any dividend or other monies payable in respect of any shares that remain unclaimed for 12 years from the date when such monies became due for payment shall be forfeited and shall revert to us. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Preemptive Rights
There are no contractual rights of pre-emption under our articles in respect of share transfers by shareholders or the allotment of shares in the capital of the Company. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act in respect of the allotment of new shares in our Company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to our existing shareholders on a pro rata basis before alloting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by our shareholders in a general meeting (which requires 75% or more of the votes of a company’s shareholders cast at a general meeting) in accordance with the provisions of the Companies Act or under our articles of association. Such authority can only be granted, from time to time, for a specified period (not longer than five years).
Because of this requirement of English law, our articles of association waive the statutory pre-emption rights in relation to new ordinary or preferred shares issued by the board of directors (up to a maximum of ten percent (10%) of the issued share capital of the Company) for a period of 15 months from the date of adoption of the articles of association. Subsequent issuances of new ordinary or preference shares will be subject to statutory pre-emption rights unless a special resolution is passed, or the articles of association are amended, to waive these rights.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares); or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our articles of association specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preferred shares ranking prior to ordinary shares will not be deemed to vary the rights attached to ordinary shares or, subject to the terms of any other series of preferred shares, to vary the rights attached to any other series of preferred shares.
Transfer of Shares
Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions and the automatic conversion upon the transfer of Class B and B1 ordinary shares to non-affiliated holders described above, a holder of ordinary shares may transfer the title to all or any of such holder’s ordinary shares by completing a form of transfer in the form set out in our articles of association (or as near thereto as circumstances admit) or in such other ordinary form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully-paid share the board of directors may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under the Companies Act, a company is required to convene at least one general meeting of shareholders each calendar year and within six months following the end of its financial year.
The Companies Act provides that a general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 5% of the paid-up capital of the company carrying the right to vote at general meetings or on request of a company’s auditors. The Companies Act also requires that shareholders be given at least 21 clear days’ notice in writing of an annual general meeting to approve a special resolution and 14 clear days’ notice in writing for any other general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout the meeting and representing in person or by proxy one-third of the voting rights of the issued shares of the class entitled to vote.
Access to Books and Records and Dissemination of Information
Under English law, shareholders have the right to: (1) receive a copy of our articles of association and any act of the U.K. Government which alters our memorandum of association; (2) inspect and obtain copies of the minutes of our general meetings and resolutions; (3) inspect and receive a copy of our register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of us which have previously been sent to shareholders prior to an annual general meeting during the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to our shareholders with our U.K. Financial Statements 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.
Election and Removal of Directors
Our articles of association provide that our board of directors shall consist of not less than four members and not more than such number of directors as the board of directors determine. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.
A shareholder holding any percentage of the ordinary shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. The Companies Act provides that shareholders holding not less than 5% of the paid up share capital of the Company carrying voting rights may call a general meeting for the purpose of considering director nominations.

In accordance with the Companies Act and the terms of our articles of association, our directors may be removed from office before the expiration of his or her term by an ordinary resolution of shareholders. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.
Amendment of Articles of Association
English law provides that the articles of association of a company may be amended by the passing of a special resolution (which requires 75% or more of the votes of a company’s shareholders cast at a general meeting).
Certain Corporate Anti-Takeover Provisions
Certain provisions in our articles of association may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for our Class A ordinary shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Preferred Shares
Pursuant to our articles of association, preferred shares may be issued from time to time (once authorized in the articles of association or by an ordinary shareholder resolution), and the board of directors is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions.
Multi-Class Ordinary Share Structure
Since our Class B ordinary shares have 10 times the voting power of our Class A ordinary shares, holders of our Class B ordinary shares may be able to significantly influence the outcome of matters requiring shareholder approval. In addition, our non-voting Class A1 ordinary shares are convertible into our voting Class A ordinary shares and our Class B1 ordinary shares are convertible into our voting Class B or Class A ordinary shares. Conversion of these non-voting ordinary shares could result in the holders of our Class A1 and Class B1 ordinary shares being able to significantly influence the outcome of matters requiring shareholder approval. Our Class B, Class B1 and Class A1 ordinary shares are primarily held by our executive officers and other members of our senior management and by shareholders affiliated with members of our board of directors.
Classified Board
In accordance with the terms of our articles of association, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our articles of association further provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Removal of Directors
In accordance with the Companies Act and the terms of our articles of association, our directors may be removed from office before the expiration of his or her term by an ordinary resolution of shareholders. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our articles of association provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the last annual general meeting. Our articles of association also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
U.K. Stamp Taxes
The following is a general summary of certain U.K. stamp tax considerations applicable to the holding of our ordinary shares. It is based on existing U.K. law and practices in effect on the date of this proxy statement. Legislative, administrative or judicial changes may modify the stamp tax consequences described below.
The statements do not constitute tax advice and are intended only as a general guide. This summary is not exhaustive and shareholders should consult their own tax advisers as to the stamp and other tax consequences in the U.K., or other relevant jurisdictions, of the acquisition, ownership and disposition of our ordinary shares.
Shares held outside of the Depository Trust Company (“DTC”) — Transfers
The transfer on sale of ordinary shares (outside the facilities of a clearance service such as DTC) by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% (rounded to the nearest £5) of the amount or value of the consideration for the transfer. Where the shares are transferred to a connected company and either the shares transferred are listed or shares are issued as consideration, the consideration will be taken to be not less than the value of the shares being transferred. The purchaser normally pays the stamp duty. An agreement to transfer our ordinary shares (outside the facilities of a clearance service such as DTC) will generally give rise to a liability on the purchaser to stamp duty reserve tax (“SDRT”) at the rate of 0.5% of the amount or value of the consideration. Where the agreement is to transfer ordinary shares to a connected company and either the shares to be transferred are listed or shares are issued as consideration, the consideration will be taken to be not less than the value of the shares being transferred. However, where an instrument of transfer is executed pursuant to that agreement and is duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.
Where our ordinary shares are transferred to a depositary receipt issuer or clearance service, a 1.5% charge to stamp duty and/or SDRT may arise and advice should be taken, but see below in respect of transfers into DTC.
Shares Transferred into DTC
Shares held outside of DTC are not typically permitted by DTC to be transferred into DTC directly. We therefore expect to put in place arrangements such that prior to being transferred (or transferred back) into the DTC clearance system, our ordinary shares must be transferred to a depositary or depositary nominee (if not already so held). Before effecting the transfer of the ordinary shares to the relevant depositary nominee (as nominee for the relevant depositary), for onward transfer into the DTC clearance system, the transferor will be required to provide our transfer agent with the funds necessary to settle any stamp duty (and/or SDRT) in respect of such transfer of ordinary shares, which would generally be charged at the rate of 1.5% of the value of the ordinary shares. Once our transfer agent has been provided with the necessary funds, all stamp tax obligations have been complied with by the relevant transferor and/or the depositary or relevant depositary nominee and the transfer of the ordinary shares from the transferor to the relevant depositary nominee (as nominee for the relevant depositary) has been effected, the relevant depositary will then issue depositary receipts in respect of the ordinary shares on a one for one basis. On instruction by, or on behalf of, the relevant transferor, the relevant depositary will then cancel the depositary receipts representing the ordinary shares and instruct the relevant depositary nominee to transfer the ordinary shares into the DTC clearance system. An exemption from stamp duty generally applies to such inter-system transfers.

Shares Issued into DTC or a Depositary Receipt System
The 1.5% charge on transfer into DTC or to a depositary or depositary nominee which issues depositary receipts representing ordinary shares does not apply to shares which are issued directly into DTC or to such depositary or depositary nominee; the issue of shares is not generally subject to U.K. stamp duty or SDRT. An exemption from stamp duty generally applies to transfers of depositary receipts representing ordinary shares held within a depositary receipt system.
Share Held within DTC — Transfers
Transfers of interests in ordinary shares by way of book entry interests in ordinary shares within a clearance service should not attract a charge to stamp duty or SDRT in the U.K., provided that (in the case of stamp duty) there is no written instrument of transfer and, in the case of a transfer within a clearance service, no election is, or has been, made by the clearance service under section 97A Finance Act 1986. Transfers of book-entry interests in ordinary shares within a clearance service where an election has been made by the clearance service under section 97A Finance Act 1986 will generally be subject to SDRT (rather than stamp duty) at a rate of 0.5% of the amount or value of the consideration. We understand that HMRC regards DTC as a clearance service for these purposes and that no election under section 97A Finance Act 1986 has been made by DTC.
Registrar and Transfer Agent
A register of holders of the Class A ordinary shares is maintained by Computershare Trust Company, N.A., which also serves as transfer agent. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Kiniksa,” “we,” “our” or “us” refer to Kiniksa Pharmaceuticals International, plc excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.7) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Kiniksa) is a corporation, partnership, trust or other entity organized and validly existing under the laws of a U.K. jurisdiction or a U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Kiniksa and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Kiniksa; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the Commission that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A ordinary shares or preferred shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.
The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of Class A ordinary shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•
the date, if any, on and after which the warrants and the related debt securities, preferred shares or Class A ordinary shares will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
United States federal income tax consequences applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

•
Holders of equity warrants will not be entitled:

•
to vote, consent or receive dividends;

•
receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•
exercise any rights as shareholders of Kiniksa.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred shares or Class A ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A ordinary shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A ordinary shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A ordinary shares or preferred shares, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the Commission, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the “Securities Act,” and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Class A ordinary shares will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Ropes & Gray LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, warrants and units offered by this prospectus. Ropes & Gray International LLP will pass upon the validity of the Class A ordinary shares and preferred, including any Class A ordinary shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other securities offered hereby. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Kiniksa Pharmaceuticals, Ltd. incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Kiniksa Pharmaceuticals, Ltd. for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$42,783.20(1)
FINRA filing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Depositary fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
A fee of $16,256.80 was previously paid in connection with Old Kiniksa’s Registration Statement on Form S-3 (No. 333-264746), which registered an aggregate principal amount of $400,000,000 of common shares, preferred shares, debt securities, warrants and units to be offered by Old Kiniksa from time to time. An aggregate offering amount of $400,000,000 remained unsold under the 2022 Registration Statement at the time of its termination. Pursuant to Rule 457(p), a remaining fee amount of $16,257.80 represents the portion of registration fee previously paid with respect to the unsold aggregate offering amount of $400,000,000, which is being used to offset the fee due in connection with the filing of this registration statement.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers
The following is only a general summary of certain aspects of English law and the registrant’s articles of association (the “Articles of Association”) that are related to the indemnification of directors and officers, and it does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the U.K. Companies Act 2006 (the “Companies Act”) and of the Articles of Association.
New Kiniksa’s articles of association confer an indemnity on its directors and Secretary as permitted by the U.K. Companies Act 2006, which prescribes that such an indemnity may only permit a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where a U.K. court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary of New Kiniksa. Any provision which seeks to indemnify a director or secretary of a U.K. company over and above this shall be void under English law, whether contained in its articles of association or any contract between the director and the company.
U.K. companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers. New Kiniksa maintains a directors’ and officers’ liability policy for such a purpose. New Kiniksa has entered into indemnification agreements with its directors and executive officers. These agreements require New Kiniksa to indemnify these individuals to the fullest extent permitted under English law against liabilities that may arise by reason of their service to New Kiniksa, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, New Kiniksa has been advised that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Articles of Association, agreement, vote of shareholders or disinterested directors or otherwise.
Item 16.
Exhibits
Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed/Furnished Herewith
3.1	Articles of Association of Kiniksa Pharmaceuticals International, plc	8-K12B	001-38492	3.1	6/28/24
4.1	Specimen Share Certificate evidencing the Class A ordinary shares	8-K12B	001-38492	4.1	6/28/24
4.3	Form of Indenture					*
4.4**	Form of Note
4.5**	Form of Warrant
4.6**	Form of Warrant Agreement
4.7**	Form of Unit Agreement
5.1	Opinion of Ropes & Gray LLP, counsel of the Registrant, as to the validity of the debt securities, warrants and units					*
5.2	Opinion of Ropes & Gray International LLP, counsel of the Registrant, as to the validity of the Class A ordinary shares and preferred shares					*
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					*
23.2	Consent of Ropes & Gray International LLP (included in Exhibit 5.2)					*
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					*
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)*					*
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table					*

**
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.
Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 28th day of June, 2024.
KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC
By:
/s/ Sanj K. Patel

Sanj K. Patel
Chief Executive Officer and Chairman of the
Board of Directors

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Mark Ragosa, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Sanj K. Patel Sanj K. Patel	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	June 28, 2024
/s/ Mark Ragosa Mark Ragosa	Chief Financial Officer (principal financial officer)	June 28, 2024
/s/ Michael R. Megna Michael R. Megna	Group VP, Finance and Chief Accounting Officer (principal accounting officer)	June 28, 2024
/s/ Felix J. Baker Felix J. Baker	Lead Independent Director	June 28, 2024
/s/ Stephen R. Biggar Stephen R. Biggar	Director	June 28, 2024
/s/ G. Bradley Cole G. Bradley Cole	Director	June 28, 2024
/s/ Richard S. Levy Richard S. Levy	Director	June 28, 2024
/s/ Thomas R. Malley Thomas R. Malley	Director	June 28, 2024
/s/ Tracey L. McCain Tracey L. McCain	Director	June 28, 2024

Signature	Title	Date
/s/ Kimberly J. Popovits Kimberly J. Popovits	Director	June 28, 2024
/s/ Barry D. Quart Barry D. Quart	Director	June 28, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 28th day of June, 2024.
KINIKSA PHARMACEUTICALS CORP.
By:
/s/ Sanj K. Patel

Sanj K. Patel
Chief Executive Officer